UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  JANUARY 27, 1998




                            ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant ass specified in its governing instruments)


              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number,, including area code: (212) 236-7339

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                              ITEM 5. OTHER EVENTS


     On January 6, 1998 the ML-Lee Acquisition Fund, L.P. (the "Fund"), and affiliates of the Thomas H. Lee Company including ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., (the "Lee Affiliates", and together with the Fund, the ("Selling Stockholders") sold their remaining holdings of common stock in Stanley Furniture Company, Inc. ("Stanley"), a managed company in the Fund's portfolio. The common stock of each of the Selling Stockholders was sold pursuant to a Form S-3 Registration Statement, which was filed by Stanley on December 22, 1997 and declared effective by the Securities and Exchange Commission on December 23, 1997. In connection with the sale, the Fund sold its remaining 400,719 shares of common stock and received net proceeds of $10.8 million or $27 per share. Distributable Capital Proceeds, as defined in the Partnership Agreement, from the sale will be distributed to Limited Partners of record as of January 6, 1998. The maximum amount that could be distributed to Limited Partners (based on a distribution of the entire $10.8 million) would be $21.97 per Unit; however, this amount may be reduced by Fund expenses paid from such proceeds and reserves established, if any, to fund anticipated cash flow shortfalls of the Fund in the future.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 27th day of January, 1998.


              Signature                           Title


                                    ML Mezzanine Inc.
______________________              Vice President and Treasurer
Audrey Bommer                       (Principal Financial Officer of Registrant)




                                    ML Mezzanine Inc.
______________________              Vice President and Assistant Treasurer
Roger F. Castoral, Jr.              (Principal Accounting Officer of Registrant)